UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2024

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.

As we first disclosed on April 23, 2024, the Audit Committee of Globe Life’s Board of Directors conducted an independent investigation of allegations regarding the Company contained in reports published by two short sellers, “Fuzzy Panda Research” and “Viceroy Research.” The Audit Committee was assisted in its review (the “Independent Review”) by the law firm WilmerHale and the forensic accounting firm FTI Consulting. The Independent Review was thorough and focused on allegations that raised questions about the accuracy of the Company’s financial statements and disclosures, and the Company’s process for preventing, identifying, and responding to misconduct.

The Audit Committee has completed its review. The Independent Review did not identify any matters requiring adjustments to the Company’s previously issued financial statements or related disclosures in its filings with the Securities & Exchange Commission or the integrity of the Company’s process as related to its reporting and disclosure obligations. In addition, the Audit Committee confirmed that the Company has policies and procedures designed to safeguard the quality of the work experience and is committed to taking steps to ensure their efficacy. As a result, the Audit Committee determined that there is no merit to the short sellers’ various allegations regarding financial accounting, reporting, and disclosure matters, including their allegation that Globe Life engaged in “wide-ranging insurance fraud” resulting in inaccurate or misleading financial reports.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: July 22, 2024

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary